TUSCAN GARDENS SECURED INCOME FUND, LLC

CLASS C SUBSCRIPTION AGREEMENT

TO BE USED ONLY IN CONJUNCTION WITH AN INVESTMENT IN UNITS OFFERED THROUGH THE OFFERING CIRCULAR DATED MAY 15, 2016.

THIS SUBSCRIPTION AGREEMENT is made as of this ___ day of ____________, 2016, by and between TUSCAN GARDENS SECURED INCOME FUND LLC, a Florida limited liability company (the “Fund”), and the undersigned subscriber (the “Subscriber”).

The Fund desires to obtain financing by selling up to one thousand (1,000) investment units (“Units”) at $5,000 per Unit. Subscriber desires to purchase the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY THE SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Units for the purchase price set forth upon the signature page hereof, and the Fund agrees to sell such Units to the Subscriber at a purchase price equal to such amount. The purchase price is payable by check or wire transfer on terms set forth in Section 2.3.

The Subscriber understands that their admission to the Fund as a Member is contingent upon the acceptance in writing of the Subscription by the Fund. The Subscriber understands that pending such acceptance, the check will be deposited in an account owned by the Fund for the benefit of the investors and the other documents the Subscriber furnished will be held in trust by the Fund.

The Subscriber represents that he/she is a resident of the United States, unless otherwise identified in Section 1.4 hereinbelow.

1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he/she may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) he/she could sustain a complete loss of his/her entire investment.

1.3 The Subscriber represents that (i) he/she is competent to understand and does understand the nature of the investment, and (ii) he/she is able to bear the economic risk of this investment.

1.4 Please check the appropriate space(s):

____	The Subscriber represents that he/she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). (The definition of “accredited investor” is set forth below.)

____ The Subscriber represents that he/she is not a resident of the United States.

The definition of an “accredited investor” includes the following:

•	An individual having a net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000. (In calculating net worth, you may include the value of your personal property and real estate, excluding the value of your principal residence, but including cash, short-term investments, stock and securities. Your inclusion of personal property and real estate, other than your principal residence, should be based on the fair market value of such property less debt secured by such property.)

•	An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year.

•	An IRA, Keogh or similar benefit plan for which investments are made solely by persons that are accredited investors.

•	Any entity in which all of the equity owners are accredited investors.

____ The Subscriber represents that he/she is not an “accredited investor.”

1.5 The Subscriber acknowledges and represents that he/she is either an accredited investor or, in the alternative, his/her investment in this Offering does not exceed ten (10%) percent of his/her income or net assets, or his/her investment does not and will not exceed any additional net worth requirements imposed by the Subscriber’s state of residence.

1.6 The Subscriber acknowledges and represents that he/she has significant prior investment experience and that he/she recognizes the highly speculative nature of this investment. The Subscriber has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of investment in the Fund; and has the capacity to protect his/her interest in connection with an investment in the Fund;

1.7 The Subscriber hereby represents that he/she has been furnished by the Fund during the course of this transaction with all information regarding the Fund which he/she requested or desired to know; that all other documents which could be reasonably provided have been made available for his/her inspection and review; and that he/she has been offered the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Fund concerning the Fund and the terms and conditions of this offering.

1.8 The Subscriber hereby specifically accepts and adopts each and every provision of the Operating Agreement, and executes this Subscription Agreement as a counterpart signature page to that Operating Agreement. The Subscriber has received the Offering Circular and has received, read and understands the Operating Agreement, this Subscription Agreement and any other related documents.

1.9 The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to his/her or their net worth and the investment in the Fund will not cause such overall commitment to be excessive.

1.10 The Subscriber represents that the Units are being purchased for his/her/their own account, for investment and not for distribution or resale to others. The Subscriber agrees that he/she will not sell, transfer or otherwise dispose of any of the Units unless they are registered under the Act or unless an exemption from such registration is available.

1.11 The Subscriber agrees that the Fund may, if it desires, permit the transfer of the Units by the Subscriber out of his/her name only when his/her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Fund that the proposed sale, transfer or disposition does not result in a violation of the Act or any applicable state or province "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Fund and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Units by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

1.12 The Subscriber acknowledges and agrees that the Fund is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this Subscription. The Subscriber agrees that the Fund reserves the unrestricted right to request and require additional information from Subscriber, reject or limit any Subscription, and to close the offer at any time.

1.13 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Units subscribed for he/she shall inform the Fund immediately of any changes in any of the representations provided by the Subscriber hereunder.

1.14 The Subscriber is aware of the following:

(a) The Fund has no financial or operating history;

(b) There are substantial restrictions on the transferability of the Units; the Units will not be, and investors in the Fund have no rights to require that the Units be registered under the Securities Act of 1933, or any other state or federal act, and any such registration is unlikely;

(c) Financial projections and forecasts, if any, in the materials provided by the Fund are only management's estimates based on assumptions therein stated. There is no assurance or guarantee that any such projections and forecasts will be met;

(d) At any time, the amount of distributions or tax effects that may be available as a result of investment in the Fund is not susceptible to absolute prediction, and different future occurrences, interpretations or new developments in rulings of the Internal Revenue Service, court decisions or legislative changes may have an adverse effect thereon;

(e) No federal or state agency has made any finding or determination whatsoever as to the fairness for public investment, nor any recommendation nor endorsement, of the Units;

1.15 The Subscriber acknowledges and agrees that, except as set forth in the offering materials, no other facts or assumptions have been represented, guaranteed or warranted to me, or us, by any person, expressly or by implication.

2. TERMS OF OFFERING

2.1 The Offering commenced on May 15, 2016 and will terminate upon the earlier of: (i) the completion of the sale of all of the Units, or (ii) December 31, 2017. The Offering may be extended by the Fund in its sole discretion (the "Offering Period"). The Offering may be closed from time to time, in tranches of any number of Units (collectively the "Closings").

2.2 All funds paid hereunder shall be immediately available to the Fund.

2.3 The Subscriber hereby agrees to purchase the number of Units from the Fund set forth upon the signature page hereof. The Subscriber must purchase a minimum of five (5) or more Units for his/her initial Subscription with a purchase price of $5,000 per Unit. The purchase price is payable by check or wire transfer to the Fund. If the Fund declines to accept this Subscription, the Fund will return Subscription funds to the undersigned without interest thereon or deduction there from.

2.4 The Subscriber acknowledges that this is a Regulation A offering.

2.5 Closings on Subscriptions shall be held as soon as practicable following the Fund's acceptance hereof.

3. MISCELLANEOUS

3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Fund at 189 S. Orange Ave., Suite 1650, Orlando, FL 32801, and to the Subscriber at his/her address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

3.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of and payment for the Units contemplated hereunder.

3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

3.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the state of Florida, without giving effect to the choice of law rules thereof, and by the terms of the Operating Agreement for the Fund.

3.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided.

4. ACCEPTANCE.

Execution of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer which the Fund may accept or reject; acceptance by the Fund shall be indicated by its causing the undersigned to become a Member through execution of the Operating Agreement or amendment thereto, admitting the undersigned as a Member.

Subscriber Information:
Name	Social Security # or Tax I.D.
Street Address	County
City	State Zip Code
Telephone Email	Occupation
Spouse’s Name	Spouse’s Occupation
Co-Subscriber Information:
Name	Social Security # or Tax I.D.
Street Address	County
City	State Zip Code
Telephone Email	Occupation
Spouse’s Name	Spouse’s Occupation

Investment Ownership:	My Interest Should be Shown on the Fund Records as Follows (indicate one of the following):
☐ ___ Units ― $__________ ☐ 50 Units ― $250,000 ☐ 40 Units ― $200,000 ☐ 30 Units ― $150,000 ☐ 20 Units ― $100,000 ☐ 5 Units ― $ 25,000

☐ Individual ☐ Company* ☐ IRA

☐ Joint Tenancy ☐ Tenants in Common ☐ Corporation***

☐ Trustee** ☐ Other (Describe) _________________________________

* If a limited liability company, please include a copy of the Articles of Organization, Operating Agreement and a certificate of action of the manager(s) or other document authorizing the investment.

** If a custodian, trustee or agent, please include a copy of the trust, agency or other agreement and an entity certificate authorizing the investment.

*** If a corporation, please include a copy of the Articles of Incorporation and a certified corporate resolution or other document authorizing the investment.

**Please Confirm Suitability**

Investment Payment Method (choose one):

☐ Check

☐ Wire Transfer Instructions

☐ Electronic Funds Transfer (EFT) – I (we) hereby authorize Tuscan Gardens Secured Income Fund LLC to initiate a debit entry to my (our) account indicated below at the Depository named below, to debit the same to such account. This Authorization shall be for the amount of subscription of this Agreement only, and shall terminate upon collection of such amount.

Distribution Method (choose one):
☐ Mail my distribution. ☐ Deposit my monthly distributions electronically into the account listed on the attached voided check. ☐ Automatically accrue my monthly distributions to my Capital Account.
Please indicate your acceptance hereof by signing below in the space provided. The Agreement will be fully executed and a copy returned to you for your records upon receipt of investment payment.
Accepted By:
SUBSCRIBER
Signature	Printed Name	Date
Signature	Printed Name	Date
TUSCAN GARDENS SECURED INCOME FUND LLC
Signature	Printed Name	Date